Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP
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BEIJING
BRUSSELS
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SÃO PAULO
July 22, 2021	SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

ReNew Energy Global plc

C/O Vistra (UK) Ltd

3rd Floor

11-12 St James’s Square

LondonSW17 4LB

United Kingdom

RE:	ReNew Energy Global plc

Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special United States counsel to RMG Acquisition Corporation II, a Cayman Islands exempted company (“RMG II”), in connection with the Registration Statement (as defined below), relating to, among other things, the merger of RMG II, with and into ReNew Power Global Merger Sub, a Cayman Islands exempted company (“Merger Sub”), with RMG II continuing as the surviving entity (the “Merger”), pursuant to the terms of the Business Combination Agreement, dated as of February 24, 2021, as amended on May 17, 2021 (the “Business Combination Agreement”), by and among ReNew Energy Global plc, a public company limited by shares incorporated under the laws of England and Wales (the “Company”), RMG II, Merger Sub, Renew Power Private Limited, a company with limited liability incorporated under the laws of India (“ReNew”), Philip Kassin, solely in the capacity as the representative for the shareholders of RMG II, and certain of the shareholders of ReNew named in the Business Combination Agreement (the “ReNew Shareholders”).

ReNew Energy Global plc

July 22, 2021

As contemplated by Section 2.01(e)(iii) of the Business Combination Agreement and pursuant to (x) the Warrant Assignment and Assumption Agreement, to be entered into by and among the Company, RMG II, Continental Stock Transfer & Trust Company, Computershare Inc. and Computershare Trust Company, N.A. (Computershare Inc. and Computershare Trust Company, N.A. collectively referred to herein as “CPU”) (the “Warrant Assignment Agreement”) and (y) the Amended and Restated Warrant Agreement, to be entered into by and between the Company and CPU, as warrant agent, (the “Warrant Agreement”), at the effective time of the Merger (the “Merger Effective Time”), (i) each warrant issued by RMG II pursuant to the Warrant Agreement, dated December 9, 2020 (the “RMG II Warrant Agreement”), and initially offered and sold in a public offering, entitling the holder thereof to purchase one RMG II Class A ordinary share, par value $0.0001 per share (an “RMG II Class A Ordinary Share”), at a purchase price of $11.50 per share (an “RMG II Public Warrant”), will be exchanged for one warrant, entitling the holder thereof to purchase 1.0917589 Class A ordinary shares, nominal value $0.0001 per share, of the Company (“Company Class A Shares”), at a purchase price of $11.50 per 1.0917589 Company Class A Shares (a “Company Public Warrant”), and (ii) each warrant issued by RMG II pursuant to the RMG II Warrant Agreement and initially offered and sold in a private placement, entitling the holder thereof to purchase one RMG II Class A Ordinary Share at a purchase price of $11.50 per share (an “RMG II Private Warrant” and, together with the RMG II Private Warrants, the “RMG II Warrants”), will be exchanged for one warrant, entitling the holder thereof to purchase 1.0917589 Company Class A Shares, at a purchase price of $11.50 per 1.0917589 Company Class A Shares (a “Company Private Warrant” and, together with the Company Public Warrants, the “Company Warrants”) ((i) and (ii) collectively, the “Warrant Exchange”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form F-4 (File No. 333-256228) of the Company relating to (i) (A) 34,500,000 Company Class A Shares and (B)11,500,000 Company Warrants to be issued pursuant to the business combination described in the Business Combination Agreement (the “Business Combination”), (ii) 12,555,227 Company Class A Shares issuable upon the exercise of the Company Warrants and (iii) 65,031,660 Company Class A Shares issuable under the 2021 Incentive Award Plan of the Company (the Company Warrants and Company Class A Shares referred to in the foregoing (i), (ii) and (iii), collectively, the “Securities”), filed on May 17, 2021, and Pre-Effective Amendments No. 1 through No. 4 thereto with the Securities and Exchange Commission (the “Commission”) under the Securities Act (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) the form of Warrant Certificate, filed as Exhibit 4.2 to the Registration Statement (the “Warrant Certificate”);

(d) the form of the Warrant Assignment Agreement, filed as Exhibit 4.4.1 to the Registration Statement, and

(e) the form of the Warrant Agreement, filed as Exhibit 4.4.2 to the Registration Statement.

ReNew Energy Global plc

July 22, 2021

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York.

The Warrant Assignment Agreement, the Warrant Agreement and the Warrant Certificate are collectively referred to herein as the “Transaction Documents”.

The opinion stated below presumes that all of the following (collectively, the “general conditions”) will have occurred prior to the issuance of the Company Warrants: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act; (ii) the Transaction Documents will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the transactions contemplated by the Business Combination Agreement to be consummated pursuant to the Business Combination Agreement prior to the issuance of the Warrants will have been consummated; (iv) all other necessary action will have been taken under the applicable laws of the Cayman Islands, India, the United Kingdom to authorize, approve and permit the Merger, and any and all consents, approvals and authorizations from applicable Cayman Islands, India, the United Kingdom and other governmental and regulatory authorities required to authorize and permit the Merger will have been obtained; (v) the Board of Directors of the Company, including any duly authorized committee thereof, will have taken all necessary corporate action to approve the issuance and sale of the Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (vi) the terms of the Transaction Documents and the issuance of the Securities will have been duly established in conformity with the articles of association of the Company so as not to violate any applicable law or the articles of association as amended and restated pursuant to the Business Combination Agreement (the “Company Articles”), or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that upon the Merger Effective Time, with respect to any Company Warrants that are issued in exchange for issued and outstanding RMG II Warrants in the Warrant Exchange in accordance with the terms of the Warrant Assignment Agreement and Warrant Agreement, when (a) the general conditions have been satisfied, (b) the Company Class A Shares for which the Company Warrants are exercisable have been duly authorized for issuance by the Company and (c) Warrant Certificates evidencing the Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Agreement, the Company Warrants, when issued and distributed in accordance with the provisions of the applicable Warrant Assignment Agreement and Warrant Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

ReNew Energy Global plc

July 22, 2021

The opinion stated herein is subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinion stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or government orders affecting creditors’ rights generally, and the opinion stated herein is limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) we have assumed that the Warrant Certificates evidencing the Warrants will be duly authorized, executed and delivered by the warrant agent in substantially the form reviewed by us, and that any Warrants that may be issued will be manually authenticated, signed or countersigned by duly authorized officers of any warrant agent;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(e) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(f) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms; and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by CPU of the Transaction Documents and that the Transaction Documents constitute the valid and binding obligation of CPU, enforceable against CPU in accordance with its terms;

(g) we have assumed that the choice of New York law to govern the Transaction Documents is a valid and legal provision;

(h) we call to your attention that the opinion stated herein is subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion; and

ReNew Energy Global plc

July 22, 2021

(i) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

(a) the Company (i) is, and as of February 23, 2021 was, duly incorporated and validly existing and in good standing, (ii) has and as of February 23, 2021, had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

(b) the Company has, and as of February 23, 2021, had the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Documents;

(c) each of the Transaction Documents has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company;

(d) none of (i) the execution and delivery by the Company of each of the Transaction Documents, (ii) the performance by the Company of its obligations under each of the Transaction Documents including the issuance of the Warrants or (iii) consummation of the Business Combination: (a) conflicted or will conflict with the Company Articles or other comparable organizational documents of the Company, (b) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (c) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (d) violated or will violate any law, rule or regulation to which the Company or its property is subject; and

(e) none of (i) the execution and delivery by the Company of each of the Transaction Documents, (ii) the performance by the Company of its obligations under each of the Transaction Documents including the issuance of the Warrants or (iii) consummation of the Business Combination, required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP

LC